Exhibit 99.1

FINANCIAL STATEMENTS

Illinois Corn Processing, LLC (a Limited Liability Company)

Years Ended December 31, 2016 and 2015

With Report of Independent Auditors

Illinois Corn Processing, LLC

(a Limited Liability Company)

i

Report of Independent Auditors

The Board of Advisors

Illinois Corn Processing, LLC

We have audited the accompanying financial statements of Illinois Corn Processing, LLC, which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of comprehensive income, changes in members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois Corn Processing, LLC at December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

April 26, 2017

2

Illinois Corn Processing, LLC

(a Limited Liability Company)

Balance Sheets

(in thousands)

	December 31
	2016	2015
ASSETS
Current Assets:
Cash	$25,158	$20,616
Restricted cash	264	410
Margin deposits	274	1,596
Trade receivables:
Due from affiliates	3,423	2,385
Due from nonaffiliates, net of allowance for doubtful accounts of $0 in 2016 and 2015	7,212	4,679
Deposits	104	54
Inventories	11,133	18,574
Derivative assets	1,445	803
Prepaid expenses	70	151
Total current assets	49,083	49,268
Property and Equipment:
Historical Cost	50,156	45,434
Accumulated depreciation	(28,811)	(25,782)
Net property and equipment	21,345	19,652
Debt issuance costs	119	213
	$70,547	$69,133
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable:
Due to affiliates	$393	$571
Due to nonaffiliates	5,069	5,711
Accrued wages and benefits	729	687
Accrued property taxes	107	106
Derivative liabilities	1,000	1,315
Total current liabilities	7,298	8,390
Postretirement liabilities	135	139
Total liabilities	7,433	8,529
Members’ equity:
Contributed capital	33,000	33,000
Accumulated earnings	30,106	27,550
Accumulated other comprehensive income	8	54
Total members’ equity	63,114	60,604
	$70,547	$69,133

See accompanying notes to financial statements.

3

Illinois Corn Processing, LLC

(a Limited Liability Company)

Statements of Comprehensive Income
(in thousands)

	For the years ended December 31
	2016	2015
Net Sales	$177,401	$166,905
Cost of Sales (exclusive of depreciation shown separately below):
Finished goods	158,495	143,967
Derivative gains (losses), net	(911)	1,251
	157,584	145,218
Gross profit (exclusive of depreciation shown separately below)	19,817	21,687
Selling, General and Administrative Expenses	3,002	2,191
Depreciation	3,030	2,634
Operating Income	13,785	16,862
Other Income	–	4,112
Interest Expense	(229)	(160)
Net Income	13,556	20,814
Gain (Loss) on Postretirement Benefits	(46)	44
Comprehensive Income	$13,510	$20,858

See accompanying notes to financial statements.

4

Illinois Corn Processing, LLC

(a Limited Liability Company)

Statements of Changes in Members’ Equity

(in thousands)

	Contributed Capital	Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
December 31, 2014	$33,000	$11,127	$10	$44,137
Net income	–	20,814	–	20,814
Dividends paid to members	–	(4,391)	–	(4,391)
Postretirement benefit obligation	–	–	44	44
December 31, 2015	33,000	27,550	54	60,604
Net income	–	13,556	–	13,556
Dividends paid to members	–	(11,000)	–	(11,000)
Postretirement benefit obligation	–	–	(46)	(46)
December 31, 2016	$33,000	$30,106	$8	$63,114

See accompanying notes to financial statements.

5

Illinois Corn Processing, LLC

(a Limited Liability Company)

Statements of Cash Flows

(in thousands)

	For the years ended December 31
	2016	2015
Cash Flows from Operating Activities:
Net income	$13,556	$20,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,030	2,634
Amortization of debt issuance costs	94	71
Postretirement benefit expense	(17)	8
Contributions to postretirement benefit plan	(33)	(7)
Derivative (gains) losses, net	(911)	1,251
Cash settlements on derivative transactions, net	(47)	(1,344)
Changes in operating assets and liabilities:
Margin deposits	1,322	(288)
Accounts receivable	(3,571)	3,255
Inventories	7,441	(7,404)
Prepaid expenses and deposits	31	129
Accounts payable and accrued expenses	(777)	(325)
Net cash provided by operating activities	20,118	18,794
Cash Flows from Investing Activities:
Purchases of property and equipment	(4,722)	(4,712)
Decrease (Increase) in restricted cash	146	(110)
Net cash used in investing activities	(4,576)	(4,822)
Cash Flows from Financing Activities:
Debt issuance costs	–	(284)
Dividend payments to members	(11,000)	(4,391)
Net cash used in financing activities	(11,000)	(4,675)
Net Increase in Cash	4,542	9,297
Cash, Beginning of Year	20,616	11,319
Cash, End of Year	$25,158	$20,616
Supplemental Information:
Interest paid	$134	$79

See accompanying notes to financial statements.

6

Illinois Corn Processing, LLC

(a Limited Liability Company)

Notes to Financial Statements

1.	NATURE OF OPERATIONS AND ACCOUNTING POLICIES

Nature of Operations. Illinois Corn Processing LLC (the "Company"), a Delaware limited liability company, consists of two members, Illinois Corn Processing Holdings, Inc. ("ICPH") and MGPI Processing, Inc. ("MGPI"). ICPH is a wholly owned subsidiary of SEACOR Holdings Inc. (along with its controlled and consolidated subsidiaries collectively referred to as "SEACOR"). MGPI is a wholly owned subsidiary of MGP Ingredients, Inc. (along with its controlled and consolidated subsidiaries collectively referred to as "MGP"). The Company was formed on November 20, 2009, through MGPI’s contribution of a previously idled manufacturing plant in Pekin, IL, and the sale of a 50% interest to SEACOR for $15.0 million in cash. On February 1, 2012, ICPH acquired an additional 20% equity interest in the Company from MGPI for $9.1 million. Pursuant to the Limited Liability Company agreement entered into on November 20, 2009, between ICPH and MGPI (the "LLC Agreement"), the purchase price was based on a predetermined enterprise value of the Company plus capital improvements made since inception. Following this transaction, ICPH owns 70% of the Company.

These financial statements do not reflect push-down purchase accounting activity for ICPH’s acquisition to obtain a controlling interest in the Company. Capital contributions, distributions, and allocations of net income or loss are made based on each member’s proportionate share of ownership, with certain exceptions, and the liability of the members is limited to their investment in the Company.

The Company is in the business of manufacturing alcohol for beverage, industrial, and fuel applications. During the years ended December 31, 2016 and 2015, the Company sold certain alcohol finished goods to MGP and also sold alcohol finished goods to other unrelated third parties. Certain co-products and byproducts of the manufacturing process are also sold to other unrelated third parties.

The LLC Agreement contains certain covenants including, among others, a provision that does not allow the Company to incur three consecutive fiscal quarters of losses, as defined, equaling or exceeding $1.5 million in the aggregate; or at any time allow the Company’s net working capital to be less than $2.5 million. In the event of noncompliance with these covenants, MGPI or ICPH would have the unilateral right to shut down the plant, which could result in a default on the Company's Revolving Credit Facility (see Note 2).

Also in accordance with the LLC Agreement, either member (the "Electing Party") has the right to elect a shutdown of the Pekin plant if the Company incurs a quarterly loss, as defined, in excess of $0.5 million; however, the other member has the right to object to the shutdown election and continue operations of the plant. The Electing Party has the right but not the obligation to withdraw its shutdown election at the beginning of each subsequent quarter. Effective April 1, 2013, MGPI elected to shut down the Pekin plant in accordance with the provisions of the LLC Agreement. ICPH objected to the shutdown, thereby keeping the plant operational. On April 1, 2014, MGPI withdrew its shutdown election. As a consequence of the shutdown election, in accordance with the Company’s LLC agreement, the Company’s EBITDA was allocated to MGPI and ICPH at 20% and 80%, respectively, during the shutdown election period. The earnings allocation between MGPI and ICPH reverted to 30% and 70%, respectively, after the withdrawal of the shutdown election. As a result of the disproportional allocation of EBITDA during the shutdown election period as of December 31, 2014, ICPH and MGPI members’ equity balances represented 72% and 28%, respectively, of total equity. On April 1, 2015, the Company made a disproportionate distribution of $4.4 million to ICPH, which resulted in the members' capital account to equal their respective ownership.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include those related to the allowance for doubtful accounts, impairments, certain accrued liabilities, and postretirement benefit obligations. Actual results could differ from those estimates and those differences may be material.

Subsequent Events. The Company has performed an evaluation of subsequent events through April 26, 2017, the date the financial statements were available to be issued.

Revenue Recognition. The Company recognizes revenue when it is realized or realizable and earned. Revenue is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured. Revenue that does not meet these criteria is deferred until the criteria are met. The Company earns revenues from the sale of alcohol, co-products, and byproducts. Revenues and related costs from these sales are recorded when title transfers to the buyer.

7

Shipping Costs. The sales price for certain of the Company's products includes a component for the shipment of the product on behalf of its customers. The costs related to these shipments are included in cost of goods sold in the accompanying statements of comprehensive income.

Trade Receivables. The Company’s customers primarily are petrochemical, agricultural and industrial companies. Customers are granted credit on a basis and credit risks are considered minimal. The Company routinely reviews its trade receivables and makes provisions for doubtful accounts based on existing customer and economic conditions; however, those provisions are estimates and actual results could differ from those estimates, and those differences may be material. Trade receivables are deemed uncollectible and removed from accounts receivable and the allowance for doubtful accounts when collection efforts have been exhausted.

Restricted Cash. The Company is a self-directing customer of the Natural Gas Energy Efficiency Program, a state of Illinois excise tax program that funds natural gas energy efficiency projects. Under this state regulation, the Company reserves two-percent of its natural gas costs incurred, not to exceed $150,000 per fiscal year. These restricted funds are held by the Company to fund internal capital expenditure projects designed to reduce consumption of natural gas by the Company. As of December 31, 2016 and 2015, the Company had $0.3 million and $0.4 million, respectively, of restricted cash to fund future energy efficiency projects. The Company must either use these funds toward natural gas energy efficiency projects within three years of designation or remit them as a tax payment to the state of Illinois.

Margin Deposits. The Company’s margin deposits consist of cash on deposit with its futures commission merchant in support of its open derivative contracts (see Note 3). The amount of margin deposit required to be maintained is based on the number of open derivative contracts and their underlying fair value.

Inventories. Inventories are stated at the lower of cost (using the average cost method) or market. Inventories consist of finished goods (alcohol and dried distillers grains with solubles (DDGS) and raw materials in the form of agricultural commodities used in the production process.

The Company’s inventories at December 31 consisted of the following (in thousands):

	2016	2015
Raw materials	$1,826	$2,198
Finished goods	7,850	14,907
Work in process	1,457	1,469
	$11,133	$18,574

Derivative Instruments. The Company accounts for derivatives through the use of a fair value concept whereby all of the Company’s derivative positions are stated at fair value in the accompanying balance sheets. Realized and unrealized gains and losses on derivatives are reported in the accompanying statements of comprehensive income as derivative losses, net. As of December 31, 2016 and 2015, the Company had not designated any of its derivative instruments as hedges. Forward commodity purchase and sales contracts entered into by the company are not marked to fair value, as such contracts meet the normal purchases and sales exception under accounting principles generally accepted in the United States.

Concentrations of Credit Risk. The Company is exposed to concentrations of credit risk associated with its cash, restricted cash, margin deposits, raw material purchase commitments, and derivative instruments. The Company minimizes its credit risk relating to these positions by monitoring the financial condition of the financial institutions and counterparties involved and by primarily conducting business with large, well-established financial institutions and diversifying its counterparties. Derivatives instruments counterparty risk is supported by margin deposits maintained by the futures commission merchant. The Company does not currently anticipate nonperformance by any of its significant counterparties. The Company is also exposed to concentrations of credit risk relating to its receivables due from customers as described above. The Company does not generally require collateral or other security to support its outstanding receivables. The Company minimizes its credit risk relating to receivables by performing ongoing credit evaluations and, to date, credit losses have not been material.

For the year ended December 31, 2016, four companies, Archer Daniels Midland Company, Alcotra North America, Inc., Marathon Petroleum Corporation and MGP, each represented more than 10% of the Company’s revenues. For the year ended December 31, 2015, three companies, Archer Daniels Midland Company, Alcotra North America, Inc., and MGP each represented more than 10% of the Company’s revenues. The loss of one or more of these companies could have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

8

Property and Equipment. Equipment, stated at cost, is depreciated using the straight line method over the estimated useful life of the asset to an estimated salvage value.

The estimated useful life (in years) of each of the Company’s major asset classes was as follows:

Warehouse, buildings, and improvements	20
Machinery and equipment	3–10

The Company’s major classes of property and equipment as of December 31 were as follows (in thousands):

	2016	2015
Land	$1,100	$1,100
Warehouses, buildings, and improvements	3,534	3,534
Machinery and equipment	44,822	35,370
Construction in progress	700	5,430
	$50,156	$45,434

Depreciation expense totaled $3.0 million and $2.6 million for the years ended December 31, 2016 and 2015, respectively. Equipment maintenance and repair costs are expensed as incurred.

Impairment of Long-Lived Assets. The Company performs an impairment analysis of long-lived assets used in operations, when indicators of impairment are present. These indicators may include a significant decrease in the market price of a long-lived asset or asset group, a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition, or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group. If the carrying values of the assets are not recoverable, as determined by the estimated undiscounted cash flows, the estimated fair value of the assets or asset groups are compared to their current carrying values and impairment charges are recorded if the carrying value exceeds fair value. The Company performs its testing on an asset or asset group basis. Generally, fair value is determined using valuation techniques, such as expected discounted cash flows or appraisals, as appropriate. During the years ended December 31, 2016 and 2015, the Company recognized no impairment charges related to long-lived assets held for use.

Debt Issuance Costs. Debt issuance costs are amortized over the life of the related debt using the straight line method and are included in interest expense in the accompanying statements of comprehensive income.

Income Taxes. The income or loss of the Company is included in the taxable income or loss of its individual members, and therefore, no provision for income taxes is included in the accompanying financial statements.

Postretirement Benefit Plan. The Company sponsors a postretirement benefit plan that provides medical benefits to certain retired employees (see Note 5). The Company annually measures the obligation for this plan at year end using actuarial techniques that reflect management’s assumptions for certain factors that impact the determination of the obligation and recognizes an asset or liability in the accompanying balance sheets based on the funded status of the plan. The Company’s obligation under this plan was unfunded as of December 31, 2016 and 2015.

New Accounting Pronouncements. On May 28, 2014, the Financial Accounting Standards Board ("FASB") issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under generally accepted accounting principles in the United States. The core principal of the new standard is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new standard is effective for annual and interim periods beginning after December 15, 2018 and early adoption is permitted. The Company has not yet selected the method of adoption or determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

On February 25, 2016, the FASB issued a comprehensive new leasing standard, which improves transparency and comparability among companies by requiring lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. The new standard is effective for interim and annual periods beginning after December 15, 2019 and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company has not yet determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

9

On August 26, 2016, the FASB issued an amendment to the accounting standard which amends or clarifies guidance on classification of certain transactions in the statement of cash flows, including classification of proceeds from the settlement of insurance claims, debt prepayments, debt extinguishment costs and contingent consideration payments after a business combination. This new standard is effective for the Company as of January 1, 2018 and early adoption is permitted. The Company has not yet determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

On November 17, 2016, the FASB issued an amendment to the accounting standard which requires that restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of- period total cash amounts shown on the statement of cash flows. The new standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has not yet determined what impact, if any, the adoption of the new standard will have on its consolidated financial position, results of operations or cash flows.

2.	LONG-TERM DEBT

Revolving Credit Facility. On April 9, 2015, the Company obtained a new $30.0 million revolving credit facility with JPMorgan Chase Bank, N.A. serving as Administrative Agent and Lender (the "Revolving Credit Facility"), which includes an accordion feature whereby loan commitments available under the facility could be increased in the future by an additional $20.0 million, subject to lender approval. The Revolving Credit Facility is available to finance working capital requirements and for general corporate purposes. The Revolving Credit Facility matures on April 9, 2018, and is secured by all of the assets of the Company, except for real estate. The Company has agreed not to pledge its real estate as collateral to any other party. The amount available for borrowing at any given time under the Revolving Credit Facility is determined by a formula based on the current outstanding loan balance, the amount of the Company’s eligible outstanding accounts receivable and the carrying value of its eligible inventories, subject to additional reserves. Interest on outstanding loans equates to the one-month London Interbank Offered Rate ("LIBOR") interest rate plus an applicable margin of 2.00%. All loan interest rates increase by an additional 2.00% margin if the credit agreement is in default status. The Company pays a commitment fee on the unused portion of the Revolving Credit Facility ranging from 0.2% to 0.6%, as defined, which is included in interest expense in the accompanying statements of comprehensive income. The Revolving Credit Facility places restrictions on the Company including limitations on its ability to incur indebtedness, liens, restricted payments and asset sales. Other restricted payments, including dividends, are subject to certain conditions, including undrawn availability under the revolver and the Company’s pro forma fixed charge coverage ratio, as defined. In addition, the Company is subject to various covenants under the Revolving Credit Facility, as defined. As of December 31, 2016 and 2015, the Company had no outstanding borrowings on the Revolving Credit Facility and as of December 31, 2016 had $16.2 million of borrowing capacity.

3.	DERIVATIVE INSTRUMENTS AND HEDGING STRATEGIES

Derivative instruments are classified as either assets or liabilities based on their individual fair values. Derivative assets and liabilities are included in derivative assets and derivative liabilities, respectively, in the accompanying balance sheets. For the years ended December 31, 2016 and 2015, the Company had not designated any of its derivative activities as hedging instruments. The fair values of the Company’s derivative instruments as of December 31 were as follows (in thousands):

	2016		2015
	Derivative Asset	Derivative Liability	Derivative Asset	Derivative Liability
Exchange-traded commodity swap, options and future contracts:
Corn	$639	$997	$802	$1,030
Natural gas	320	–	–	90
Ethanol	486	3	1	195
	$1,445	$1,000	$803	$1,315

10

The Company recognized gains (losses) on derivative instruments for the periods ended December 31 as follows (in thousands):

	Derivative Gains (Losses), net
	2016	2015
Exchange-traded commodity swap, future contracts and options:
Corn	$(64)	$418
Natural gas	294	(628)
Ethanol	681	(1,041)
	$911	$(1,251)

The Company enters and settles positions in various exchange traded commodity swap, future contracts, and options (primarily corn, ethanol, and natural gas) to offset its net commodity market exposure on raw material and finished goods inventory balances and forward purchase and sales commitments.

4.	FAIR VALUE MEASUREMENTS

The fair value of an asset or liability is the price that would be received to sell an asset or transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value and defines three levels of inputs that may be used to measure fair value. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs derived from observable market data. Level 3 inputs are unobservable inputs that are supported by little or no market activity.

The Company’s financial assets and liabilities as of December 31, that are measured at fair value on a recurring basis were as follows (in thousands):

2016	Level 1	Level 2	Level 3
ASSETS
Derivative instruments	$1,445	$–	$–
LIABILITIES
Derivative instruments	1,000	–	–

2015
ASSETS
Derivative instruments	$803	$–	$–
LIABILITIES
Derivative instruments	1,315	–	–

The carrying value of cash, restricted cash and margin deposits approximates fair value due to the short maturity of these instruments.

5.	BENEFIT PLANS

Savings Plan. The Company provides a defined contribution plan to its employees (the "Savings Plan"). The Company’s contribution to the Savings Plan is limited to 6% of an eligible employee’s salary, regardless of their contribution to the plan. For the years ended December 31, 2016 and 2015, the Company’s Savings Plan costs were $0.2 million and $0.2 million, respectively.

Postretirement Benefit Plan. During 2010, the Company established a contributory qualified postretirement benefit plan (the "Benefit Plan") that provides certain medical benefits, including prescription drug coverage, to certain eligible retired employees. Contributions are adjusted annually and the plan contains fixed deductibles, coinsurance, and out-of-pocket limitations. Effective April 11, 2011, the Company and its labor union agreed to a new contract that resulted in a reduction in the number of employees eligible for the Benefit Plan.

11

The Benefit Plan’s liabilities are unfunded as it is the Company’s policy to fund benefits payable as they are due. As of December 31, 2016, three retirees are active in the Benefit Plan. The Company’s measurement date for the Benefit Plan is December 31.

The change in the accumulated benefit obligation for the Benefit Plan for the years ended December 31 was as follows (in thousands):

	Accumulated Benefit Obligation
	2016	2015
Beginning of Year	$139	$182
Service cost	1	2
Interest cost	2	3
Actuarial loss	26	(40)
Net benefits paid	(33)	(8)
End of Year	$135	$139

In order to estimate the Company’s accumulated benefit obligation, it makes certain assumptions. The accumulated benefit obligation as of December 31, 2016 and 2015, assumed a discount rate of 1.71% and 1.81%, respectively.

The components of net periodic benefit cost for the Benefit Plan for the years ended December 31, included in selling, general and administrative expenses in the accompanying statements of comprehensive income, were as follows (in thousands):

	Net Periodic Benefit Cost
	2016	2015
Service cost	$1	$1
Interest cost	2	3
Amortization of unrecognized prior service cost	–	4
Recognition of actuarial gain	(20)	–
	$(17)	$8

In order to estimate the Company’s net periodic benefit cost, it makes certain assumptions. The net periodic benefit cost for the years ended December 31, 2016 and 2015, assumed discount rates of 1.81% and 1.65%, respectively, a healthcare cost trend rate of 7.0% and 8.0%, respectively, and an ultimate healthcare cost trend rate of 5.0% and 5.5%, respectively. The Company further assumed the healthcare cost trend rate would be achieved in 2023. A one-percentage-point increase or decrease in the assumed healthcare cost trend rate as of December 31, 2016 and 2015, would not have had a material impact on the accumulated benefit obligation or the service and interest cost.

The Company further assumed the average service time to full eligibility was approximately five years and is amortizing its unrecognized prior service cost over that period.

The amount of expected benefits to be paid, net of retiree contributions, as of December 31, 2016, was as follows (in thousands):

2017	$57
2018	40
2019	34
2020	9
$140

12

6.	RELATED PARTY TRANSACTIONS

During the years ended December 31, 2016 and 2015, $27.7 million, or 15.6%, and $38.9 million, or 23.3%, respectively, of the Company’s net sales were to the MGP. During the years ending December 31, 2016 and 2015, the Company also purchased $3.9 million and $5.3 million, respectively, of transportation services from certain SEACOR subsidiaries. In addition, in each of the years ended December 31, 2016 and 2015, the Company paid $0.2 million to SEACOR for certain information technology services.

7.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2016 and 2015, the Company had purchase commitments of $26.6 million and $9.1 million, respectively, for raw materials, primarily corn, and services for use in its manufacturing process.

On July 22, 2014, the Company experienced an electricity disruption that caused significant damage to two boilers disrupting the Company's ability to operate its manufacturing facility. During the year ended December 31, 2015, the Company filed a business interruption insurance claim and received $4.1 million of proceeds, which is included in other income in the accompanying statement of comprehensive income.

As of December 31, 2016, the Company had 72 employees, 39 of whom are covered by a collective bargaining agreement with one labor union that will expire October 31, 2021. The labor contract that covers substantially all of the non-management employees at the Company’s manufacturing plant addresses predetermined wage escalation over the life of the agreement, the Company’s contribution to its 401(k) plan and addresses other general work rule provisions.

In the normal course of its business, the Company may become involved in various litigation matters or be the subject of administrative or regulatory reviews and inspections by governmental or quasi-governmental authorities. Management uses estimates in determining the Company’s possible exposure and may record reserves in its financial statements related to these claims when appropriate. It is possible that a change in the Company’s estimates of such exposure could occur, but the Company does not expect such changes in estimated costs will have a material effect on the Company’s financial position, its results of operations or its cash flows.

13